Exhibit 99.1

MBIA Board of Directors Adopts “Say on Pay” Policy

ARMONK, N.Y.--(BUSINESS WIRE)--February 24, 2009--MBIA Inc. (NYSE: MBI) (“MBIA” or the “Company”) announced today that its Compensation Committee and Board of Directors adopted a “Say on Pay” policy that will enable its shareholders to vote on senior executive compensation decisions. MBIA’s “Say on Pay” policy will provide shareholders with an opportunity to vote on three elements of the Company’s executive compensation program:

  Extraordinary Compensation Awards - Compensation awards that the Compensation and Organization Committee determines to be extraordinary one-time compensation awards granted to the Chief Executive Officer or other senior executive officers will be submitted for, and subject to, a binding vote by shareholders.
  Annual CEO Compensation - Compensation awarded to the CEO for the just completed performance year will be submitted to an advisory vote by the shareholders. The vote will allow shareholders to express their opinion regarding the decisions of the Board on the prior year’s annual CEO compensation. The results of the shareholder vote will be considered by the Compensation Committee and the Board in determining annual compensation for the CEO in subsequent periods.
  Annual Senior Executive Compensation - Compensation awarded for the just completed performance year to the senior executive officers as a whole will be submitted to an advisory vote by the shareholders. The results of the shareholder vote will be considered by the Compensation Committee and the Board in determining annual compensation for the senior executive officers in subsequent periods.

MBIA was an early adopter of “Say on Pay” practices and was one of only a handful of companies that initiated a shareholder vote on executive compensation in 2008. Last year, MBIA’s Chief Executive Officer Jay Brown recommended, and the Compensation Committee and Board of Directors approved, the submission of the one-time restricted stock award granted to Mr. Brown upon his return to the Company in February 2008 to a shareholder vote. The proposal was passed by over 90 percent of shareholders voting at the Company’s annual meeting on May 1, 2008. This restricted stock award is an example of an Extraordinary Compensation Award that would be subject to a binding vote by shareholders under the new policy.

MBIA CEO Jay Brown said, "The Board’s adoption of our ‘Say on Pay’ policy fulfills the promise we made to shareholders when I returned to MBIA last year. Giving our shareholders the ability to directly express their views on executive compensation is just another way that we hold ourselves accountable to them. We are committed to maintaining the highest standards of corporate governance and will continue to evaluate and implement those practices that best serve our shareholders and employees.”

The “Say on Pay Policy” has been posted on the Company’s Web site at www.mbia.com. This year’s proxy statement will contain two proposals seeking shareholder advisory votes on the compensation actions taken in 2009 for Mr. Brown and other senior executive officers for the 2008 performance year. There will not be a binding compensation vote on any Extraordinary Compensation Awards in this year’s proxy since Mr. Brown’s restricted stock award was voted on last May and the Company has not made any other Extraordinary Compensation Awards. Additional detail on the Company’s compensation policies and practices and the 2008 compensation awarded to the CEO and the senior executive officers will be provided in the Company’s annual proxy statement, expected to be filed in mid-March.

Forward-Looking Statements

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services. The Company services its clients around the globe, with offices in New York, Denver, San Francisco, Paris, London, Madrid, Mexico City, Sydney and Tokyo. Please visit MBIA's Web site at www.mbia.com.

CONTACT:
MBIA, Media:
Kevin Brown, +1-914-765-3648
or
MBIA, Media:
Elizabeth James, +1-914-765-3889
or
MBIA, Investor Relations:
Greg Diamond, +1-914-765-3190